Exhibit 99.1

New Case Study: bioAffinity Technologies’ CyPath® Lung Provides Actionable Results and Helps Patient Avoid Costly, Invasive Procedures

CyPath® Lung improves diagnostic clarity in patients with multiple lung nodules

In this case study, CyPath® Lung “Unlikely Malignancy” result supported physician’s decision to wait before ordering an invasive lung biopsy

In a clinical study, noninvasive CyPath® Lung test demonstrated 92% sensitivity, 87% specificity and 88% accuracy for detecting lung cancer in small nodules less than 20 millimeters

SAN ANTONIO, TX – March 17, 2026 – bioAffinity Technologies, Inc. (Nasdaq: BIAF; BIAFW), a biotechnology company advancing noninvasive diagnostics for lung cancer and other lung diseases, today released a new clinical case study that highlights the benefit of adding CyPath® Lung, a noninvasive test for lung cancer, to the diagnostic pathway for a high-risk patient with multiple pulmonary nodules.

The patient is a 71-year-old former 20-pack-year smoker with a history of pneumonia in the right lower lobe. His current medical condition includes obesity and mild restrictive lung disease. Low dose CT scans revealed scattered pulmonary nodules, with one measuring 7 millimeters (mm), a size that has a greater potential for being cancerous and often leads to invasive bronchoscopy or biopsy.

“Multiple small nodules in a high-risk patient pose a diagnostic challenge, which can be exacerbated by the patient’s understandable anxiety about a potential cancer,” said Daya Nadarajah, MD, the patient’s pulmonologist. “In this case, the patient’s CyPath® Lung result was negative, indicating a low likelihood of malignancy, and together both the patient and I were comfortable in waiting for a follow-up CT scan in three months.”

The follow-up scan in October 2025 showed the suspicious nodules in the right upper lobe had resolved, indicating benign inflammation, and a small nodule located in the fissure between the upper and lower right lobes remained unchanged.

“This is another patient case study that illustrates how CyPath® Lung provides accurate results and greater confidence in pulmonary nodule management, supporting physician decision-making, reducing patient anxiety, and lowering healthcare costs by avoiding expensive, invasive and often risky procedures when they are not necessary,” said Gordon Downie, MD, PhD, Chief Medical Officer of bioAffinity Technologies.

About CyPath® Lung

CyPath® Lung by bioAffinity Technologies is a noninvasive test designed to aid in the early detection of lung cancer in patients at high risk for the disease. CyPath® Lung uses advanced flow cytometry and proprietary artificial intelligence (AI) to identify cell populations in patient sputum that may indicate malignancy. CyPath® Lung incorporates a fluorescent porphyrin that is preferentially taken up by cancer and cancer-related cells. In a clinical study, CyPath® Lung demonstrated 92% sensitivity, 87% specificity and 88% accuracy in detecting lung cancer in patients at high risk for the disease who had small indeterminate lung nodules less than 20 millimeters.

About bioAffinity Technologies, Inc.

bioAffinity Technologies, Inc. addresses the need for noninvasive diagnosis of early-stage cancer and other diseases of the lung and broad-spectrum cancer treatments. The Company’s first product, CyPath® Lung, is a noninvasive test that has shown high sensitivity, specificity and accuracy for the detection of early-stage lung cancer. CyPath® Lung is marketed as a Laboratory Developed Test (LDT) by Precision Pathology Laboratory Services, a subsidiary of bioAffinity Technologies. LDTs are overseen under the Clinical Laboratory Improvement Amendments (CLIA), administered by the Centers for Medicare & Medicaid Services. For more information, visit www.bioaffinitytech.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are subject to various risks and uncertainties, many of which are difficult to predict, that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the ability of CyPath® Lung to indicate the probability of lung cancer, CyPath® Lung providing confidence in a proposed course of action for high-risk patients, the ability of CyPath® Lung to determine if cancer is present or if the patient is cancer-free, the ability of CyPath® Lung to lower healthcare costs, and the other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and its subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made and predictions as to future facts and conditions. While the Company believes these forward-looking statements are reasonable, readers of this press release are cautioned not to place undue reliance on any forward-looking statements. The information in this release is provided only as of the date of this release, and the Company does not undertake any obligation to update any forward-looking statement relating to matters discussed in this press release, except as may be required by applicable securities laws.

Contact

bioAffinity Technologies

Julie Anne Overton

Director of Communications

investors@bioaffinitytech.com

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